UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 1, 2026	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

305 N 54th Street, Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

The Board of Directors (the “Board”) of Comtech Telecommunications Corp. (“Comtech” or the “Company”) appointed Christopher D. Maloney as an independent director, effective October 1, 2026. Mr. Maloney has been a Partner of Maloney Holdings LP since 2018. He founded TriTech Software Systems in 1993 and served as its Chief Executive Officer and Chairman until its sale to Bain Capital in 2018. Under his leadership, TriTech grew to more than 750 employees and 3,000 installations across 14 countries, and successfully completed 14 acquisitions. From 2021 to 2024, he served as CEO and a director of SOMA Global, a cloud-based public safety software provider. Mr. Maloney currently serves as an independent director of ImageTrend, a provider of data management and analytics software for EMS, fire and hospital organizations. He also serves as a director of GovWorx, an artificial intelligence company that builds tools to support 9-1-1 dispatchers, and Tango Tango, which connects cellular devices to the radio systems used by police, fire and EMS agencies. He previously served as an independent director of EverDriven from 2020 until its sale to Charlesbank in 2024. He also served as a director of Incident Response Technology from 2019 until its sale to Omnigo Software in 2021. Since 2018, he has been an advisor to and limited partner of Cove Hill Partners. Mr. Maloney holds a bachelor's degree in Management Science and Computer Science from the University of California, San Diego.

Mr. Maloney’s extensive leadership experience in building, leading, and governing public safety and mission critical communications technology companies, including direct operating and board service in 9-1-1 dispatch and emergency communications, qualifies him to serve on the board.

His appointment satisfies the Company’s obligation under that certain director agreement, dated June 14, 2026, with Magnetar Financial LLC, as representative of the Investors, and the investors named therein (the “Investors”).

The Board has determined that Mr. Maloney qualifies as an independent director in accordance with the requirements of the Nasdaq Stock Exchange. Mr. Maloney will serve on the Nominating and Governance Committee and the Strategic Review Committee of the Board.

There are no other arrangements or understandings between Mr. Maloney and any other persons pursuant to which Mr. Maloney was selected as a director, and there are no transactions in which Mr. Maloney has an interest which require disclosure under Item 404(a) of Regulation S-K. Mr. Maloney will receive compensation for service on the Board in accordance with the standard compensatory arrangement described in the Company’s proxy statement filed with the Securities and Exchange Commission on January 30, 2026, for non-employee directors. In connection with his appointment, Mr. Maloney and the Company will enter into an Indemnification Agreement in the same form as the Form of Indemnification Agreement which was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on December 13, 2024.

On October 5, 2026, the Company issued a press release announcing the appointment of Mr. Maloney, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 5, 2026, issued by Comtech Telecommunications Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    October 5, 2026
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer